UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2016

ALTISOURCE RESIDENTIAL CORPORATION
(Exact name of Registrant as specified in its charter)

MARYLAND	001-35657	46-0633510
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Altisource Asset Management Corporation
36C Strand Street
Christiansted, United States Virgin Islands 00820
(Address of principal executive offices including zip code)

(340) 692-1055
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On March 24, 2016, Altisource Residential Corporation (“Residential” or the “Company”) announced that its Board of Directors declared a quarterly cash dividend of $0.15 per share of common stock. The Company will pay this quarterly dividend on April 14, 2016 to all stockholders of record as of the close of business on April 4, 2016.

A copy of the press release announcing the dividend is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Caution regarding forward-looking statements

All statements other than statements of historical facts included in this Current Report on Form 8-K are forward-looking statements that are subject to uncertainties that could cause actual results and achievements to differ materially from those expressed in such statements. These uncertainties are in some instances beyond our control. Words such as “expect,” “will” and other similar expressions identify forward-looking statements, although not all forward-looking statements contain these identifying words. The forward-looking statements contained herein speak only as of the date they are made and are qualified in their entirety by reference to the risks and uncertainties described from time to time in the Company’s filings with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press release announcing quarterly cash dividend dated March 24, 2016

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Altisource Residential Corporation

March 24, 2016	By:	/s/ Michael G. Lubin
Michael G. Lubin
General Counsel and Secretary